THE COMPANIES ACT 1985


                      PUBLIC COMPANY LIMITED BY SHARES



                         THE DIALOG CORPORATION PLC


                  ---------------------------------------

                        NEW ARTICLES OF ASSOCIATION

                  ---------------------------------------


         (Adopted by Special Resolution passed on 10 November 1997)




                                  THEODORE
                                  GODDARD
                                   London





                         THE DIALOG CORPORATION PLC


                        NEW ARTICLES OF ASSOCIATION



 CONTENTS

 ARTICLE                                                               PAGE

 PRELIMINARY

 1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 2.   Exclusion of Table A . . . . . . . . . . . . . . . . . . . . . . . . 4

 CAPITAL

 3.   Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 4.   Allotment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 5.   Share warrants to bearer . . . . . . . . . . . . . . . . . . . . . . 4
 6.   Commissions and brokerage  . . . . . . . . . . . . . . . . . . . . . 5
 7.   Trusts not recognised  . . . . . . . . . . . . . . . . . . . . . . . 5
 8.   Purchase of own shares . . . . . . . . . . . . . . . . . . . . . . . 5

 VARIATION OF CLASS RIGHTS

 9.   Sanction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 10.  Class meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

 ALTERATION OF SHARE CAPITAL

 11.  Increase, consolidation, sub-division and cancellation . . . . . . . 6
 12.  Fractions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 13.  Reduction of share capital . . . . . . . . . . . . . . . . . . . . . 7

 CERTIFICATED SHARES

 14.  Right to certificates  . . . . . . . . . . . . . . . . . . . . . . . 8
 15.  Replacement certificates . . . . . . . . . . . . . . . . . . . . . . 8

 UNCERTIFICATED SHARES

 16.  Uncertificated shares  . . . . . . . . . . . . . . . . . . . . . . . 8

 LIEN ON SHARES

 17.  Company's lien on shares not fully paid  . . . . . . . . . . . . .  10
 18.  Enforcement of lien by sale  . . . . . . . . . . . . . . . . . . .  10
 19.  Application of sale proceeds . . . . . . . . . . . . . . . . . . .  10

 CALLS

 20.  Calls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 21.  Liability of joint holders . . . . . . . . . . . . . . . . . . . .  11
 22.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 23.  Differentiation  . . . . . . . . . . . . . . . . . . . . . . . . .  11
 24.  Payment in advance of calls  . . . . . . . . . . . . . . . . . . .  11
 25.  Restrictions if calls unpaid . . . . . . . . . . . . . . . . . . .  11
 26.  Sums due on allotment treated as calls . . . . . . . . . . . . . .  12

 FORFEITURE

 27.  Forfeiture after notice of unpaid call . . . . . . . . . . . . . .  12
 28.  Notice after forfeiture  . . . . . . . . . . . . . . . . . . . . .  12
 29.  Consequences of forfeiture . . . . . . . . . . . . . . . . . . . .  12
 30.  Disposal of forfeited share  . . . . . . . . . . . . . . . . . . .  13
 31.  Proof of forfeiture  . . . . . . . . . . . . . . . . . . . . . . .  13

 UNTRACED MEMBERS

 32.  Sale of shares . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 33.  Application of sale proceeds . . . . . . . . . . . . . . . . . . .  14

 TRANSFER OF SHARES

 34.  Form of transfer . . . . . . . . . . . . . . . . . . . . . . . . .  15
 35.  Registration of a certificated share transfer  . . . . . . . . . .  15
 36.  Registration of an uncertificated share transfer . . . . . . . . .  16
 37.  Renunciation of allotments . . . . . . . . . . . . . . . . . . . .  16
 38.  No fee on registration . . . . . . . . . . . . . . . . . . . . . .  16
 39.  Closing of Register of Members . . . . . . . . . . . . . . . . . .  16

 TRANSMISSION OF SHARES

 40.  On death . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 41.  Election of person entitled by transmission  . . . . . . . . . . .  16
 42.  Rights on transmission . . . . . . . . . . . . . . . . . . . . . .  17

 GENERAL MEETINGS

 43.  Annual and extraordinary general meetings  . . . . . . . . . . . .  17
 44.  Convening of extraordinary general meetings  . . . . . . . . . . .  17
 45.  Notice of general meetings . . . . . . . . . . . . . . . . . . . .  18
 46.  Quorum for general meeting . . . . . . . . . . . . . . . . . . . .  19
 47.  Procedure if quorum not present  . . . . . . . . . . . . . . . . .  19
 48.  Chairman of general meeting  . . . . . . . . . . . . . . . . . . .  19
 49.  Rights of Directors and others to attend meetings  . . . . . . . .  19
 50.  Accommodation of members at meeting  . . . . . . . . . . . . . . .  19
 51.  Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 52.  Power to adjourn . . . . . . . . . . . . . . . . . . . . . . . . .  20
 53.  Notice of adjourned meeting  . . . . . . . . . . . . . . . . . . .  20
 54.  Business of adjourned meeting  . . . . . . . . . . . . . . . . . .  20

 VOTING

 55.  Voting at a general meeting  . . . . . . . . . . . . . . . . . . .  20
 56.  Poll procedure . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 57.  Votes of members . . . . . . . . . . . . . . . . . . . . . . . . .  21
 58.  Chairman's casting vote  . . . . . . . . . . . . . . . . . . . . .  22
 59.  Voting restrictions on an outstanding call . . . . . . . . . . . .  22

 PROXIES

 60.  Proxy instrument . . . . . . . . . . . . . . . . . . . . . . . . .  22
 61.  Termination of proxy or corporate authority  . . . . . . . . . . .  23
 62.  Corporate representatives  . . . . . . . . . . . . . . . . . . . .  24
 63.  Amendment to resolutions . . . . . . . . . . . . . . . . . . . . .  24
 64.  Objection to error in voting . . . . . . . . . . . . . . . . . . .  24

 FAILURE TO DISCLOSE INTERESTS IN SHARES

 65.  Failure to disclose interests in shares  . . . . . . . . . . . . .  24

 APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

 66.  Number of Directors  . . . . . . . . . . . . . . . . . . . . . . .  27
 67.  No share qualification . . . . . . . . . . . . . . . . . . . . . .  27
 68.  Company's power to appoint Directors . . . . . . . . . . . . . . .  27
 69.  Board's power to appoint Directors . . . . . . . . . . . . . . . .  27
 70.  Appointment of executive Directors . . . . . . . . . . . . . . . .  28
 71.  Eligibility of new Directors . . . . . . . . . . . . . . . . . . .  28
 72.  Rotational retirement at annual general meeting  . . . . . . . . .  28
 73.  Position of retiring Director  . . . . . . . . . . . . . . . . . .  28
 74.  No age limit . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 75.  Removal by ordinary resolution . . . . . . . . . . . . . . . . . .  29
 76.  Vacation of Director's office  . . . . . . . . . . . . . . . . . .  29

 ALTERNATE DIRECTORS

 77.  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 78.  Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 79.  Participation at Board meetings  . . . . . . . . . . . . . . . . .  30
 80.  Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 81.  Termination of appointment . . . . . . . . . . . . . . . . . . . .  31

 BOARD POWERS

 82.  Board powers . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 83.  Directors below the minimum number . . . . . . . . . . . . . . . .  31
 84.  Delegation to executive Directors  . . . . . . . . . . . . . . . .  32
 85.  Delegation to committees . . . . . . . . . . . . . . . . . . . . .  32
 86.  Local management . . . . . . . . . . . . . . . . . . . . . . . . .  32
 87.  Delegation to agents . . . . . . . . . . . . . . . . . . . . . . .  32
 88.  Exercise of voting power . . . . . . . . . . . . . . . . . . . . .  33
 89.  Provision for employees  . . . . . . . . . . . . . . . . . . . . .  33
 90.  Overseas registers . . . . . . . . . . . . . . . . . . . . . . . .  33
 91.  Associate directors  . . . . . . . . . . . . . . . . . . . . . . .  33
 92.  Borrowing powers . . . . . . . . . . . . . . . . . . . . . . . . .  33

 DIRECTORS' REMUNERATION, EXPENSES AND BENEFITS

 93.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 94.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 95.  Remuneration of executive Directors  . . . . . . . . . . . . . . .  37
 96.  Special remuneration . . . . . . . . . . . . . . . . . . . . . . .  37
 97.  Pensions and other benefits  . . . . . . . . . . . . . . . . . . .  37

 DIRECTORS' PROCEEDINGS

 98.  Board meetings . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 99.  Notice of Board meetings . . . . . . . . . . . . . . . . . . . . .  37
 100. Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 101. Board chairman . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 102. Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 103. Telephone participation  . . . . . . . . . . . . . . . . . . . . .  38
 104. Written resolutions  . . . . . . . . . . . . . . . . . . . . . . .  38
 105. Committee proceedings  . . . . . . . . . . . . . . . . . . . . . .  39
 106. Minutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
 107. Validity of proceedings  . . . . . . . . . . . . . . . . . . . . .  39

 INTERESTS OF DIRECTORS

 108. Permitted interests  . . . . . . . . . . . . . . . . . . . . . . .  39
 109. Disclosure of interests to Board . . . . . . . . . . . . . . . . .  40
 110. Interested Director not to vote or count for quorum  . . . . . . .  40
 111. Director's interest in own appointment . . . . . . . . . . . . . .  41
 112. Conclusive rulings on Directors' interests . . . . . . . . . . . .  41
 113. Connected persons  . . . . . . . . . . . . . . . . . . . . . . . .  41
 114. Suspension or relaxation of provisions concerning
      Directors' interests . . . . . . . . . . . . . . . . . . . . . . .  42

 SECRETARY

 115. Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

 SEALS AND DOCUMENT AUTHENTICATION

 116. Application of Seal  . . . . . . . . . . . . . . . . . . . . . . .  42
 117. Official seal for use abroad . . . . . . . . . . . . . . . . . . .  42
 118. Directors or Secretary to authenticate or certify  . . . . . . . .  43

 DIVIDENDS AND OTHER PAYMENTS

 119. Declaration  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
 120. Interim dividends  . . . . . . . . . . . . . . . . . . . . . . . .  43
 121. Entitlement to dividends . . . . . . . . . . . . . . . . . . . . .  43
 122. Payment methods  . . . . . . . . . . . . . . . . . . . . . . . . .  43
 123. Deductions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
 124. Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
 125. Unclaimed dividends  . . . . . . . . . . . . . . . . . . . . . . .  45
 126. Uncashed dividends . . . . . . . . . . . . . . . . . . . . . . . .  45
 127. Dividends in kind  . . . . . . . . . . . . . . . . . . . . . . . .  45
 128. Scrip dividends  . . . . . . . . . . . . . . . . . . . . . . . . .  45
 129. Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 130. Capitalisation of profits and reserves . . . . . . . . . . . . . .  47

 RECORD DATES

 131. Board to fix date  . . . . . . . . . . . . . . . . . . . . . . . .  48

 ACCOUNTS

 132. Access to accounting records . . . . . . . . . . . . . . . . . . .  48
 133. Distribution of annual accounts  . . . . . . . . . . . . . . . . .  49

 NOTICES

 134. Notices to be in writing . . . . . . . . . . . . . . . . . . . . .  49
 135. Service on members . . . . . . . . . . . . . . . . . . . . . . . .  49
 136. Notices by advertisement . . . . . . . . . . . . . . . . . . . . .  50
 137. Evidence of giving notice  . . . . . . . . . . . . . . . . . . . .  50
 138. Notice binding on transferees  . . . . . . . . . . . . . . . . . .  50
 139. Notice to persons entitled by transmission . . . . . . . . . . . .  50

 DOCUMENT DESTRUCTION

 140. Document destruction . . . . . . . . . . . . . . . . . . . . . . .  51

 WINDING UP

 141. Division of assets . . . . . . . . . . . . . . . . . . . . . . . .  51

 INDEMNITY

 142. Right to indemnity . . . . . . . . . . . . . . . . . . . . . . . .  52
 143. Power to insure  . . . . . . . . . . . . . . . . . . . . . . . . .  52

 Company number: 1890236




                           THE COMPANIES ACT 1985


                      PUBLIC COMPANY LIMITED BY SHARES


                          ARTICLES OF ASSOCIATION

                                     of

                         THE DIALOG CORPORATION PLC

     The name of the Company was changed from M.A.I.D plc to The Dialog
      Corporation plc by way of a Special Resolution of the Members of
                  the Company passed on 10 November 1997.

         (Adopted by Special Resolution passed on 10 November 1997)



                                PRELIMINARY

 1.   Definitions

 (A)  In these Articles the following words have the following meanings:

      ACT                    the Companies Act 1985;

      THE ACTS the Companies Act and every other statute concerning companies and affecting the Company. This includes any orders, regulations or further legislation made under the Companies Act or other statute as well as any re-enactment;

      ADR DEPOSITARY         A custodian or depositary or their nominee,
                             which, under a contract with the Company approved by the Board, holds the Company's shares and issues American Depositary
                             Receipts;

      AMERICAN DEPOSITARY    American depositary receipts which are issued
      RECEIPTS               by the ADR Depositary. American Depositary
                             Receipts represent American Depositary Shares and are proof of rights relating to American
                             Depositary Shares or a right to receive them;

     AMERICAN DEPOSITARY     American depositary shares, which represent
     RECEIPTS                interests in the Company's shares deposited
                             with the ADR Depositary. Each American
                             Depositary Share represents 4 ordinary shares of 1p each in the Company;

      APPROVED DEPOSITARY    A custodian or other person (or their nominee)
                             who is appointed by a contract with the
                             Company or in some other way acting under that appointment. The custodian or other person (or their nominee) holds or is interested in shares in the Company on behalf of someone else and issues securities or other documents proving ownership or in some other way shows the entitlement of the owner to such shares or interests. The contract only has effect to the extent that the Board has approved such arrangements;

                             Examples of an Approved Depositary will
                             include the ADR Depositary. It also includes the trustees of any share scheme set up by the Company or any scheme or arrangement set up for the benefit of the Company's employees or the employees of any of the Company's subsidiary undertakings (if that share scheme or scheme or arrangement has been approved by the Board and approved in a general meeting);

      ARTICLES               these articles of association;

      AUDITORS               the auditors of the Company;

      BOARD the board of Directors or the Directors present or deemed to be present at a duly convened meeting at which a quorum is present;

      CERTIFICATED           in relation to a share, a share which is
                             recorded in the Register of Members as being held in certificated form;

      CLEAR DAYS             in relation to a period of a notice, that
                             period excluding the day when the notice is given and the day for which it is given or on which it is to take effect;

      COMPANY The Dialog Corporation plc, registered in England with number 1890236;

      DIRECTOR               a director of the Company;

      EXECUTION              any mode of execution (and "executed" shall be
                             construed accordingly);

      GROUP the group comprising the Company and its subsidiary undertakings (not including any parent undertaking of the Company);

      GROUP UNDERTAKING      any undertaking in the Group, including the
                             Company;

      HOLDER in relation to a share, the member whose name is entered in the Register of Members as the holder of that share;

      LONDON STOCK EXCHANGE  London Stock Exchange Limited;

      MEMBER a member of the Company or, if the context otherwise requires, a member of the Board or of any committee;


      OPERATOR the Operator (as defined in the Uncertificated Securities Regulations) of the relevant Uncertificated System;

      ORDINARY SHARES        ordinary shares of 1 pence each in the
                             Company;

      PAID or PAID UP        paid up or credited as paid up;

      PARTICIPATING          a share or class of shares or a renounceable
      SECURITY               right of allotment of a share, title to which
                             is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

      RECOGNISED PERSON      a recognised clearing house or a nominee of a
                             recognised clearing house or of a recognised investment exchange who is designated as its nominee for the purposes of section 185 of the Act;

      REGISTERED OFFICE      the registered office of the Company;

      REGISTER OF MEMBERS    the Company's register of members kept
                             pursuant to the Act or, as the case may be, any overseas branch register kept pursuant to these Articles;

      SEAL the common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Act;

      SECRETARY              the secretary of the Company or any other
                             person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

      SHARE                  a share in the capital of the Company;

      UNCERTIFICATED         in relation to a share, a share to which title
                             is recorded in the Register of Members as being held in uncertificated form and title to which may be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

      UNCERTIFICATED         the Uncertificated Securities Regulations 1995
      SECURITIES             (SI 1995 No. 3272); and
      REGULATIONS


      UNCERTIFICATED         a relevant system, as defined in the
      SYSTEM                 Uncertificated Securities Regulations.

 (B)   In these Articles:

 (i) words or expressions which are not defined in paragraph (A) of this Article have the same meanings (where applicable) as in the Act as in force on the date of the adoption of these Articles;

 (ii) a reference to any statute or any statutory instrument or any provision of a statute or of a statutory instrument includes a reference to any statutory modification or re-enactment of it for the time being in force, as (where applicable) amended or modified or extended by any other statute or any order, regulation, instrument or other subordinate legislation made under such statute or statutory provision or under the statute under which such statutory instrument was made;

 (iii) words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a "PERSON" includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate;

 (iv) references to "WRITING" or "WRITTEN" include printing, typewriting, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form;

 (v) a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or class of shares or renounceable right of allotment of a share is a Participating Security;

 (vi) where an ordinary resolution is expressed to be required for any purpose, a special or extraordinary resolution is also effective for such purpose and where an extraordinary resolution is required for any purpose, a special resolution is also effective for such purpose; and

 (vii) headings do not affect the interpretation of any Article.

 2.    Exclusion of Table A

       The regulations contained in Table A as prescribed under the Act do not apply to the Company.


                                  CAPITAL

 3.    Capital

       The authorised share capital of the Company at the date of the adoption of these Articles is pound sterling1,998,270 which is divided into 199,827,000 Ordinary Shares of 1 pence each.

 4.    Allotment

 (A) Subject to the Act and these Articles, the unissued shares shall be at the disposal of the Board, who may offer, allot, grant options over or otherwise dispose of them to such persons and on such terms as it may decide (including, without limitation, terms relating to the renunciation of any allotment).

 (B) Subject to the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, if the Company has not so determined, as the Board may determine).

 (C) Subject to the Act, any share may be issued which is, or is to be liable, to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles.

 5.    Share warrants to bearer

 (A) Subject to the Act, the Company may, with respect to any full paid shares, issue a warrant (a "SHARE WARRANT") stating that the bearer of the warrant is entitled to the shares specified in it. The Company may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a share warrant.

 (B) The powers referred to in paragraph (A) of this Article may be exercised by the Board, which may determine and vary the terms on which a share warrant is to be issued, including (without limitation) terms on which:

 (i) a new share warrant or coupon may be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed);

 (ii) the bearer of the share warrant may be entitled to receive notice of and to attend, vote and demand a poll at general meetings;

 (iii) dividends may be paid; and

 (iv) any share warrant may be surrendered and the name of the holder entered in the Register of Members in respect of the shares specified in it.

 (C) Subject to the terms on which a share warrant is issued and to these Articles, the bearer of a share warrant shall be deemed to be a member for all purposes. The bearer of a share warrant shall be subject to the terms in force and applicable to such share warrant, whether made before or after its issue.

 6.    Commissions and brokerage

       The Company may exercise all powers of paying commissions in relation to a subscription for shares or other allotment conferred by the Act. Subject to the Act, such commissions may be satisfied in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also pay such brokerage in relation to a subscription for shares as may be lawful.

 7.    Trusts not recognised

       Except as required by law, no person shall be recognised by the Company as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right of the holder to share in its entirety (even if the Company has notice of such interest).

 8.    Purchase of own shares

       Subject to the Act and to any rights attached to any shares, the Company may purchase, or enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) in any way. Any shares to be so purchased may be selected for purchase in any manner whatsoever.


                         VARIATION OF CLASS RIGHTS
 9.    Sanction

 (A) If the share capital of the Company is divided into shares of different classes, any of the rights attached to any class of shares (notwithstanding that the Company may be or be about to be in liquidation) may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of shares of the class duly convened and held in accordance with these Articles.

 (B) Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by;

 (i) the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued;

 (ii) the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Act and these Articles; or

 (iii) the Board resolving that a class of shares is to become or is to cease to be, or the Operator permitting such class of shares to become or to cease to be, a Participating Security.

 10.   Class meetings

       A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting, except that:

 (i) no member, other than a Director, shall be entitled to notice of it or to attend unless he is a holder of shares of that class;

 (ii)  no vote may be given except in respect of a share of that class;

 (iii) the quorum at the meeting other than an adjourned meeting shall be two persons present in person holding or representing by proxy at least one-third in nominal value of the issued shares of that class and at an adjourned meeting the quorum shall be one person holding shares of the class in question or his proxy; and

 (iv) a poll may be demanded by a member present in person or by proxy and entitled to vote at the meeting and on a poll each member shall have one vote for every share of that class of which he is the holder.


                        ALTERATION OF SHARE CAPITAL

 11.   Increase, consolidation, sub-division and cancellation

       The Company may by ordinary resolution:

 (i) increase its share capital by a sum to be divided into shares of an amount prescribed by the resolution;

 (ii) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

 (iii) subject to the Act, sub-divide all or any of its shares into shares of a smaller amount and may by the resolution decide that one or more of the shares resulting from the sub-division may have any preference or other advantage as compared with the others; and

 (iv) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by a person and diminish the amount of its share capital by the amount of the shares so cancelled.

 12.   Fractions

 (A) If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to members, the Board may on behalf of the members deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article below.

 (B) The Board may sell shares representing the fractions to any person (including, subject to the Act, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than pound sterling3.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may:

 (i) in the case of certificated shares, authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct; and

 (ii) in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

 (C) The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (B) of this Article shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

 (D) In relation to the fractions the Board may issue, subject to the Act, to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an ordinary resolution of the Company pursuant to Article 130 (capitalisation of profits and reserves). In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 130 without the sanction of an ordinary resolution of the Company.

 13.   Reduction of share capital

       Subject to the Act and to any rights attached to any shares, the Company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.


                            CERTIFICATED SHARES

 14.   Right to certificates

 (A) Subject to the Act, the requirements of the London Stock Exchange and these Articles, every person (except a Recognised Person), upon becoming the holder of a certificated share is entitled, without charge, to one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

 (B) Where a member (other than a Recognised Person) transfers part of his shares comprised in a certificate he shall be entitled, without charge, to one certificate for the balance of certificated shares retained by him.

 (C) The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons. Delivery of a certificate to one joint holder shall be sufficient delivery to all joint holders.

 (D) A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and the requirements of the London Stock Exchange.

 15.   Replacement certificates

       If any certificate is worn-out, defaced, lost or destroyed, the Company may cancel it and issue a replacement certificate subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security but otherwise free of charge, and the certificate is worn-out or defaced) on delivery up of the old certificate.


                           UNCERTIFICATED SHARES

 16.   Uncertificated shares

 (A) The Board may resolve that a class of shares is to become, or is to cease to be, a Participating Security.

 (B) Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence only of such shares being held in uncertificated form.

 (C) Any share of a class which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Securities Regulations.

 (D) These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Securities Regulations.

 (E) The Board may lay down regulations not included in these Articles which:

 (i) apply to the issue, holding or transfer of uncertificated shares (in addition to or in substitution for any provisions in these Articles);

 (ii) set out (where appropriate) the procedures for conversion and/or redemption of uncertificated shares; and/or

 (iii) the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Securities
       Regulations and/or the Operator's rules and practices.

 (F) Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion and redemption of shares or which are not consistent with the Uncertificated Securities Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, paragraph (D) of this Article will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

 (G) Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the Uncertificated System and the Operator's rules and practices.

 (H) For any purpose under these Articles, the Company may treat a member's holding of uncertificated shares and of certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

 (I) Where the Company is entitled under the Act, the Operator's rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of an Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

 (i) requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

 (ii) altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

 (iii) requiring any holder of such shares, by notice in writing to him, to change his holding of such uncertificated shares into certificated form within any specified period;

 (iv) requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

 (v) otherwise rectify or change the Register of Members in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Register of Members as the next holder of such shares); and/or

 (vi) appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).


                               LIEN ON SHARES

 17.   Company's lien on shares not fully paid

       The Company has a first and paramount lien on each issued share (not being a fully paid share) for all amounts payable to the Company (whether presently payable or not) at a fixed time or called in respect of such share. The Board may resolve that any share be exempt wholly or in part from this Article. The lien applies to all dividends on any such share and to all amounts payable by the Company in respect of such share.

 18.   Enforcement of lien by sale

 (A) For the purpose of enforcing the Company's lien on any shares, the Board may sell them in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within 14 clear days following the giving of a notice to the holder (or any person entitled to the share as a consequence of death or bankruptcy) demanding payment of the amount due within such 14 clear day period and stating that if the notice is not complied with the shares may be sold. CCD-0077

 (B)   To give effect to such sale the Board may:

 (i) in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

 (ii) in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

 (C) The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (B) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

 19.   Application of sale proceeds

       The net proceeds of any sale of shares subject to the Company's lien under these Articles (after payment of the sale costs) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the lien. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.


                                   CALLS
 20.   Calls

       Subject to the terms on which shares are allotted, the Board may make calls on the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each member shall (subject to receiving at least 14 clear days' notice specifying when and where the payment is to be made) pay to the Company the amount called as required by such notice. A call may be made payable by instalments. A call shall be deemed to have been made when the resolution of the Board authorising it is passed. A call may, before the Company's receipt of any amount due under it, be revoked or postponed in whole or in part as the Board may decide. A person upon whom a call is made will remain liable for calls made on him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

 21.   Liability of joint holders

       The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

 22.   Interest

       If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding 20 per cent. per annum (compounded on a six monthly basis), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

 23.   Differentiation

       Subject to the allotment terms, the Board may differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

 24.   Payment in advance of calls

       The Board may receive from any member all or any part of the amount uncalled and unpaid on the shares held by him. The member's liability on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate as the Board may decide.

 25.   Restrictions if calls unpaid

       Unless the Board decides otherwise, no member shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a member until he has paid all calls due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

 26.   Sums due on allotment treated as calls

       Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.


                                 FORFEITURE

 27.   Forfeiture after notice of unpaid call

 (A) If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares not paid before the forfeiture.

 (B) The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

 28.   Notice after forfeiture

       When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. No forfeiture will be invalidated by any omission to give such notice. An entry of the fact and date of forfeiture shall be made in the Register of Members.

 29.   Consequences of forfeiture

 (A) A share shall, on its forfeiture, become the property of the Company.

 (B) All interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles or, in the case of past members, as provided by the Act.

 (C)   The holder of a share which is forfeited shall:

 (i)   on its forfeiture cease to be a member in respect of it;

 (ii) if a certificated share, surrender to the Company for cancellation the certificate for the share;

 (iii) remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

 (iv) remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

 30.   Disposal of forfeited share

 (A) Subject to the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Board may decide. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may:

 (i) in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct; and

 (ii) in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

 (B) The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (A) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

 31.   Proof of forfeiture

       A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His title to the share will not be affected by irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.


                              UNTRACED MEMBERS

 32.   Sale of shares

 (A) The Company may sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if:

 (i) during the period of twelve years prior to the date of the publication of the advertisements referred to in this paragraph (A) (or, if published on different dates, the earlier or earliest of them) no cheque, warrant or money order in respect of such share sent by or on behalf of the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address in the Register of Members or other address last known to the Company has been cashed and the Company has received no communication in respect of such share from such member or person, provided that during such twelve year period the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

 (ii) on or after the expiry of such twelve year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper and in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices on such member or person notified to the Company in accordance with these Articles is located;

 (iii) such advertisements, if not published on the same day, are published within 30 days of each other;

 (iv) during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this paragraph (A) concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

 (v) the Company has informed the London Stock Exchange of its intention to make such sale, if shares of the class concerned are listed on the London Stock Exchange.

 (B) If during such twelve year period, or during any subsequent period ending on the date when all the requirements of paragraph (A) of this Article have been met in respect of any shares, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such subsequent period and all the requirements of paragraph (A) of this Article have been satisfied with regard to such additional shares, the Company may also sell the additional shares.

 (C) To give effect to a sale pursuant to paragraph (A) or paragraph (B) of this Article, the Board may:

 (i) in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

 (ii) in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

 (D) The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (C) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

 33.   Application of sale proceeds

       The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company shall not be required to account for any money earned on them.


                             TRANSFER OF SHARES

 34.   Form of transfer

 (A) Subject to these Articles, a member may transfer all or any of his shares:

 (i) in the case of certificated shares, by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee; or

 (ii) in the case of uncertificated shares, without a written instrument in accordance with the Uncertificated Securities Regulations.

 (B) The transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Register of Members in respect of it.

 35.   Registration of a certificated share transfer

 (A) Subject to these Articles, the Board may, in its absolute discretion and without giving a reason, refuse to register the transfer of a certificated share or the renunciation of a renounceable letter of allotment unless it is:

 (i)   in respect of a share which is fully paid;

 (ii)  in respect of a share on which the Company has no lien;

 (iii) in respect of only one class of shares;

 (iv) in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

 (v)   duly stamped (if required); and

 (vi) delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a Recognised Person where a certificate has not been issued, or in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of such person to do so, provided that the Board shall not refuse to register any transfer or renunciation of any certificated shares listed on the London Stock Exchange on the ground that they are partly paid in circumstances where such refusal would prevent dealings in such shares on the London Stock Exchange from taking place on an open and proper basis.

 (B) If the Board refuses to register a transfer or renunciation pursuant to this Article, it shall, within two months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renouncee. An instrument of transfer or renunciation which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

 36.   Registration of an uncertificated share transfer

 (A) The Board shall register a transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form in accordance with the Uncertificated Securities Regulations, except that the Board may refuse (subject to any relevant requirements of the London Stock Exchange) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Securities Regulations.

 (B) If the Board refuses to register any such transfer or renunciation the Company shall, within two months after the date on which the instruction relating to such transfer or renunciation was received by the Company, send notice of the refusal to the transferee or renouncee.

 37.   Renunciation of allotments

       The Board may, at its discretion, recognise and give effect to a renunciation of the allotment of any share by the allottee in favour of some other person.

 38.   No fee on registration

       No fee shall be charged for the registration of a transfer of a share or the renunciation of a renounceable letter of allotment or other document relating to or affecting the title to any share.

 39.   Closing of Register of Members

       The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board may decide (subject to the Uncertificated Securities Regulations in the case of any shares of a class which is a Participating Security).


                           TRANSMISSION OF SHARES

 40.   On death

       If a member dies, the survivors or survivor where he was a joint holder, or his personal representatives where he was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him solely or jointly.

 41.   Election of person entitled by transmission

 (A) A person becoming entitled to a share in consequence of the death or bankruptcy of a member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his title being produced as the Board may require, elect either to become registered as the holder of such share or to have some person nominated by him so registered. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall:

 (i) in the case of a certificated share, execute an instrument of transfer of such share to such person; and

 (ii)  in the case of an uncertificated share, either:

            (a) procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person; or

            (b) change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person.

 (B) All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to at paragraph (A) of this Article if it were an instrument of transfer executed, or they were instructions given, by the member and the event giving rise to the transmission had not occurred.

 (C) The Board may give notice requiring a person to make the election referred to in paragraph (A) of this Article. If such notice is not complied with within sixty days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

 42.   Rights on transmission

       A person becoming entitled by transmission to a share shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as its holder, be entitled in respect of it to attend or vote at any general meeting or at any separate meeting of the holders of any class of shares.


                              GENERAL MEETINGS

 43.   Annual and extraordinary general meetings

 (A) The Company shall hold annual general meetings, which shall be convened by the Board, in accordance with the Act.

 (B) All general meetings other than annual general meetings shall be called extraordinary general meetings.

 44.   Convening of extraordinary general meetings

       The Board may convene an extraordinary general meeting whenever it thinks fit. An extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act and no business shall be transacted at such meeting except that stated by the requisition or proposed by the Board. If there are not within the United Kingdom sufficient Directors to call a general meeting, any Director may call a general meeting.

 45.   Notice of general meetings

 (A) An annual general meeting, and an extraordinary general meeting convened for the passing of a special resolution, shall be convened by not less than 21 clear days' notice in writing. All other extraordinary general meetings shall be convened by not less than 14 clear days' notice in writing.

 (B) Subject to the Act and notwithstanding that it is convened by shorter notice than that specified in paragraph (A) of this Article, a general meeting shall be deemed to have been duly convened if it is so agreed:

 (i) in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

 (ii) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

 (C)   The notice of meeting shall specify:

 (i) whether the meeting is an annual general meeting or an extraordinary general meeting;

 (ii)  the place, the day and the time of the meeting;

 (iii) subject to the requirements of the London Stock Exchange, the general nature of the business to be transacted;

 (iv) if the meeting is convened to consider a special or extraordinary resolution, the intention to propose the resolution as such; and

 (v) with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

 (D)   The notice of meeting:

 (i) shall be given to the members (other than a member who, under these Articles or any restrictions imposed on any shares, is not entitled to receive notice from the Company), to the Directors and to the Auditors; and

 (ii) may specify a time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting (subject to the Uncertificated Securities Regulations if the Company is then a participating issuer for the purpose of the Uncertificated Securities Regulations).

 (E) The Board may determine that the members entitled to receive notice of a meeting are those persons entered on the Register of Members at the close of business on a day determined by the Board (subject to the Uncertificated Securities Regulations if the Company is then a participating issuer for the purpose of the Uncertificated Securities Regulations).

 (F) The accidental omission to send a notice of meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

 46.   Quorum for general meeting

       No business shall be transacted at a general meeting unless a quorum is present. Two persons entitled to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum. The absence of a quorum will not prevent the appointment of a chairman of the meeting in accordance with these Articles. Such appointment shall not be treated as being part of the business of the meeting.

 47.   Procedure if quorum not present

       If within fifteen minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during meeting a quorum ceases to be present, the meeting:

 (i)   if convened on the requisition of members, shall be dissolved; and

 (ii) in any other case shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the chairman (or, in default, the Board) may decide.

       If at such adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding it one person entitled to vote at the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation of a member, shall be a quorum.

 48.   Chairman of general meeting

       The chairman (if any) of the Board or, in his absence, the vice-chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or vice-chairman, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the Directors present shall select one of their number to be chairman of the meeting. If only one Director is present and willing to act, he shall be chairman of the meeting. In default, the members present in person and entitled to vote shall choose one of their number to be chairman of the meeting.

 49.   Rights of Directors and others to attend meetings

       A Director (and any other person invited by the chairman of the meeting to do so) shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of any class of shares, whether or not he is a member.

 50.   Accommodation of members at meeting

       If it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able:

 (i) to participate in the business for which the meeting has been convened;

 (ii) to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

 (iii) to be heard and seen by all other persons present in the same way.

 51.   Security

       In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to a meeting to a person who refuses to comply with any such arrangements or restrictions.

 52.   Power to adjourn

 (A) The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place.

 (B) Without prejudice to any other power of adjournment which the chairman of the meeting may have under these Articles, at common law or otherwise, the chairman may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he decides that it is necessary or appropriate to do so in order to:

 (i)   secure the proper and orderly conduct of the meeting; or

 (ii) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

 (iii) ensure that the business of the meeting is properly concluded or disposed of.

 53.   Notice of adjourned meeting

       Whenever a meeting is adjourned for 30 days or more or indefinitely, at least seven clear days' notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

 54.   Business of adjourned meeting

       No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.


                                   VOTING

 55.   Voting at a general meeting

 (A) At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is demanded by either:

 (i)   the chairman of the meeting;

 (ii)  at least five members having the right to vote at the meeting;

 (iii) a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

 (iv) a member or members holding shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

 (B) Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

 (C) A demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman of the meeting. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made.

 56.   Poll procedure

 (A) Any poll duly demanded on the election of a chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the chairman shall direct. The chairman may appoint scrutineers who need not be members. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

 (B) The demand for a poll (other than on the election of a chairman or any question of adjournment) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

 (C) On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

 57.   Votes of members

 (A)   Subject to any rights or restrictions attaching to any shares:

 (i) on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative who is not himself a member entitled to vote shall have one vote; and CCD-0077

 (ii) on a poll every member shall have one vote for every share of which he is the holder.

 (B) In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Register of Members in respect of the joint holding.

 (C) A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder or incapacity may vote, on a show of hands or on a poll, by his guardian or other person duly authorised to act on his behalf, who may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

 58.   Chairman's casting vote

       In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting shall be entitled to a further or casting vote in addition to any other vote he may have or be entitled to exercise.

 59.   Voting restrictions on an outstanding call

       No member shall have the right (unless the Board otherwise decides) to attend or vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, or to exercise any other right in respect of any share held by him unless all amounts presently payable by him to the Company in respect of such share (including any costs, interest or expenses) have been paid.


                                  PROXIES

 60.   Proxy instrument

 (A) An instrument appointing a proxy shall be in writing in any usual form or in any other form which the Board may approve and shall be executed by or on behalf of the appointor. A corporation may execute a form of proxy either under its common seal or under the hand of a duly authorised officer. A member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it.

 (B) The instrument appointing a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board may:

 (i) be deposited at the Registered Office or at such other place in the United Kingdom as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

 (ii) in the case of a poll taken more than 48 hours after it was demanded, be deposited at the place referred to in paragraph B(i) of this Article after the poll has been demanded and not less than 24 hours before the time appointed for taking the poll; or

 (iii) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting to the chairman of the meeting or to the Secretary or to any Director, and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid. An instrument appointing a proxy will not be valid after twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

 (C) When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which instrument was last validly delivered, none of them shall be treated as valid in respect of that share.

 (D) An instrument appointing a proxy shall be deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given or any adjournment of any such meeting, as the proxy thinks fit. Such instrument shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

 (E) The Board may at the expense of the Company send instruments of proxy to the members by post or otherwise (with or without provision for their return pre-paid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating as proxy in the alternative any one or more of the Directors or any other person. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company's expense, they shall be issued to all (and not to some only) of the members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such an instrument or to give such an invitation to, or the non-receipt of such instrument by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

 61.   Termination of proxy or corporate authority

       A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless notice of the termination was received by the Company at the Registered Office, or at such other place at which the instrument of proxy was duly deposited, at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

 62.   Corporate representatives

       A corporation which is a member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers.

 63.   Amendment to resolutions

 (A) If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

 (B) In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

 64.   Objection to error in voting

       No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairman of the meeting and will only invalidate the result of the voting if, in the chairman's opinion, it is of sufficient magnitude to affect the decision of the meeting. The chairman's decision on such matters shall be final and binding on all concerned.


                  FAILURE TO DISCLOSE INTERESTS IN SHARES

 65.   Failure to disclose interests in shares

 (A)   For the purpose of this Article:

 (i)   "EXEMPT TRANSFER" means, in relation to shares held by a member:

 (a) a transfer pursuant to acceptance of a takeover offer (as defined in section 428 of the Act) for the Company or in relation to any of its shares;

 (b) a transfer in consequence of a sale made through the London Stock Exchange or any stock exchange selected by the Company outside the United Kingdom on which any shares are normally traded; or

 (c) a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares;

 (ii) "INTERESTED" is construed as it is for the purpose of section 212 of the Act;

 (iii) a person, other than the member holding a share, shall be treated as appearing to be interested in such share if the member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

 (iv) reference to a person having failed to give to the Company information required by a section 212 notice, or being in default of supplying such information, includes references to his having:

 (a)   failed or refused to give all or any part of such information; and

 (b) given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and

 (v) "TRANSFER" means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

 (B) Where notice is given by the Company under section 212 of the Act (a "SECTION 212 NOTICE") to a member or another person appearing to be interested in shares held by such member (the "DEFAULT SHAREHOLDER"), and the Default Shareholder has failed in relation to any shares ("DEFAULT SHARES"), which expression applies also to any shares issued after the date of the section 212 notice in respect of those shares and to any other shares registered in the name of the Default Shareholder at any time whilst the default subsists) to give the Company the information required within 14 days after the date of the section 212 notice, unless the Board otherwise decides:

 (i) the Default Shareholder is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll; and

 (ii) where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

 (a) a dividend (or any part of a dividend) payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

 (b)   the Default Shareholder shall not be entitled to elect, pursuant to
       Article 128 (scrip dividends) or otherwise, to receive shares instead of a dividend; and

 (c) the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

            (1)  the transfer is an Exempt Transfer; or

            (2) the Default Shareholder is not himself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer.

 (C) The sanctions under paragraph (B) of this Article shall cease to apply seven days after the earlier of:

 (i) receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

 (ii) receipt by the Company, in a form satisfactory to the Board, of all the information required by the section 212 notice.

 (D)   The Board may:

 (i) give notice in writing to any Default Shareholder holding Default Shares in uncertificated form requiring the Default Shareholder:

 (a) to change his holding of such shares from uncertificated form into certificated form within an specified period; and

 (b) then to hold such Default Shares in certificated form for so long as the default subsists; and

 (ii) appoint any person to take any steps, by instruction by means of an Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such shares from uncertificated form into certificated form (and such steps shall be effective as if they had been taken by such holder).

 (E) When the Company serves a section 212 notice on an Approved Depository as a shareholder, the Approved Depository need only disclose the information relating to the Default Shares which has been recorded:

       (i) in the case of the ADR Depository, under any agreement between the ADR Depository and the Company; or

       (ii) in any other cases, under the arrangements entered into by the Company or approved by the Board, under which the Approved Depositary was appointed; and

       the sanctions under paragraph (B) of this Article will not take effect unless and until the Approved Depositary has been given a notice naming any person (other than the Approved Depositary) who has or appears to have an interest in a particular number of the Default Shares.

       This paragraph (E) does not limit the powers of the Board under paragraph (B) of this Article in any other way.

 (F)   (i)  Where a person has received a section 212 notice and the shares in which he appears to be interested are represented by an American Depositary Receipt, he will be treated as having an interest in the number of American Depositary Shares which are represented by that receipt. If there are no other reasons, he will not be treated as being interested in the rest of the American Depositary Shares in the Company held by the ADR Depositary.

       (ii) In any other case where any person (but not an Approved Depositary) has received a section 212 notice and the shares in which he appears to be interested are held by an Approved Depositary, this paragraph (F) will be treated as only applying to those shares in which he appears to be interested. It will not apply to any other shares held by the Approved Depositary.

 (G) If a person described in paragraph (F) of this Article fails to comply with a section 212 notice, the Approved Depositary will only be subject to the sanctions in paragraph (B) for the number of shares in which such person is treated as having an interest under paragraph (F).

 (H) The provisions of this Article are in addition and without prejudice to the provisions of the Act.


              APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

 66.   Number of Directors

       Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors shall be not less than three and not more than twenty.

 67.   No share qualification

       A Director need not hold any shares.

 68.   Company's power to appoint Directors

 (A) Subject to these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed in accordance with these Articles.

 (B) A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting shall be void unless an ordinary resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

 69.   Board's power to appoint Directors

       Without prejudice to the Company's power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed in accordance with these Articles. Any Director so appointed shall, if still a Director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a Director at such meeting. Such person shall not be taken into account in determining the number or identity of Directors who are to retire by rotation at such meeting.

 70.   Appointment of executive Directors

       Subject to the Act, the Board may appoint one or more Director to hold employment or executive office with the Company for such term (subject to the Act) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

 71.   Eligibility of new Directors

       No person, other than a Director retiring (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:

 (i)   he is recommended for appointment by the Board; or

 (ii) not less than seven nor more than 42 days (inclusive of the date on which the notice is given) before the date appointed for the meeting, a notice executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company at the Registered Office of the intention to propose such person for appointment or re-appointment, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the Company's register of directors, accompanied by a notice executed by that person of his willingness to be appointed or re-appointed.

 72.   Rotational retirement at annual general meeting

 (A) At each annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three nor a multiple of three, the number nearest to but not exceeding one-third, shall retire from office. If there are fewer than three Directors who are subject to retirement by rotation, one Director shall retire from office.

 (B) Subject to the Act and these Articles, the Directors to retire by rotation at each annual general meeting shall be, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the start of business seven days before the date of the notice convening the annual general meeting notwithstanding any change in the number or identity of the Directors after that time but before the close of the meeting.

 73.   Position of retiring Director

 (A) A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If he is not re-appointed or deemed to have been re-appointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

 (B) At any general meeting at which a Director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the meeting and lost or such Director has attained any retiring age applicable to him as Director pursuant to the Act.

 74.   No age limit

 (A) No person shall be disqualified from being appointed or re-appointed as a Director and no Director shall be requested to vacate that office by reason of his attaining the age of seventy or any other age.

 (B) It shall not be necessary to give special notice under the Act of any resolution appointing, re-appointing or approving the appointment of a Director by reason of his age.

 (C) Where a general meeting is convened at which a Director will be proposed for appointment or re-appointment who, to the knowledge of the Directors, will be seventy or more at the date of the meeting, the Board shall give notice of his age in the notice convening the meeting or in any document sent with it. The accidental omission to give such notice shall not invalidate any proceedings at the meeting or any appointment or re-appointment of such Director.

 75.   Removal by ordinary resolution

       In addition to any power of removal under the Act, the Company may:

 (i) by ordinary resolution remove any Director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company; and

 (ii) by ordinary resolution appoint another person who is willing to act to be a Director in his place (subject to these Articles).

       Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

 76.   Vacation of Director's office

 (A) Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise) the office of a Director shall be vacated if:

 (i) he resigns by notice in writing delivered to the Secretary at the Registered Office or tendered at a Board meeting;

 (ii) holding office as a Director for a fixed term only, such term expires;

 (iii) he ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles or the Act or becomes prohibited by law from being a Director;

 (iv) he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

 (v) an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Board resolves that his office be vacated;

 (vi) he is absent, without permission of the Board, from Board meetings for six consecutive months (whether or not an alternate Director attends in his place) and the Board resolves that his office be vacated;

 (vii) he is removed from office by notice in writing addressed to him at his address as shown in the Company's register of directors and signed by not less than three-quarters of all the Directors in number and being at least three in number (without prejudice to any claim for damages which he may have for breach of contract against the Company); or

 (viii) in the case of a Director who holds executive office, his appointment to such office is terminated or expires and the Board resolves that his office be vacated.

 (B) A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.


                            ALTERNATE DIRECTORS

 77.   Appointment

       A Director (other than an alternate Director) may appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate by notice in writing delivered to the Secretary at the Registered Office, or in any other manner approved by the Board. No appointment of an alternate Director who is not already a Director shall be effective until his consent to act as a Director in the form prescribed by the Act has been received at the Registered Office. An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles. CCD-0077

 78.   Responsibility

       Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

 79.   Participation at Board meetings

       An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor. A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

 80.   Interests

       An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified in the same way and to the same extent as a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

 81.   Termination of appointment

       An alternate Director shall cease to be an alternate Director:

 (i) if his appointor revokes his appointment by notice delivered to the Secretary at the Registered Office or in any other manner approved by the Board; or

 (ii) if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of the alternate Director which was in force immediately before his retirement shall remain in force; or

 (iii) if any event happens in relation to him which, if he were a Director, would cause his office as Director to be vacated.


                                BOARD POWERS

 82.   Board powers

       Subject to the Act, the Company's memorandum of association and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article.

 83.   Directors below the minimum number

       If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

 84.   Delegation to executive Directors

       The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

 85.   Delegation to committees

       The Board may delegate any of its powers, authorities and discretions (including, without limitation, those relating to the payment of monies or other remuneration to, and the conferring of benefits on, a Director) for such time and on such terms and conditions as it shall think fit to a committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

 86.   Local management

       The Board may establish local or divisional boards, agencies or branch offices for managing the affairs of the Company in a specified locality, either in the United Kingdom or elsewhere, and may appoint persons to be members of a local or divisional board, agency or branch office and may fix their remuneration. The Board may delegate to a local or divisional board, agency or branch office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. The Board may grant to such local or divisional board, agency or branch office the power to sub-delegate, may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board, agency or branch office and may authorise the members of a local or divisional board, agency or branch (or any of them) to fill a vacancy or to act despite a vacancy. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to the terms and conditions imposed by the Board, the proceedings of a local or divisional board, agency or branch office with two or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

 87.   Delegation to agents

       The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

 88.   Exercise of voting power

       The Board may exercise or cause to be exercised the voting power conferred by shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

 89.   Provision for employees

       The Board may exercise any power conferred on the Company by the Act to make provision for the benefit of persons employed or formerly employed by any Group Undertaking (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of such Group Undertaking.

 90.   Overseas registers

       Subject to the Act and the Uncertificated Securities Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to members and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

 91.   Associate directors

       The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Act or these Articles. CCD-0077

 92.   Borrowing powers

 (A) Subject to this Article, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Act, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

 (B) The Board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to ensure (as regards subsidiary undertakings, to the extent possible by such exercise) that the aggregate principal amount outstanding in respect of Monies Borrowed by Group Undertakings does not at any time, without the previous sanction of an ordinary resolution, exceed a sum equal to the higher of (i) pound sterling250,000,000, (ii) 400,000,000 United States dollars and (iii) three times the Adjusted Capital and Reserves.

 (C)   In this Article:

 (i) "ADJUSTED CAPITAL AND RESERVES" means a sum equal to the aggregate of:

 (a)   the amount paid up on the Company's share capital; and

 (b) the amount standing to the credit or debit of the Group's consolidated reserves (including any share premium account, capital redemption reserve and revaluation reserve),

           all as shown in the consolidated balance sheet but after:

 (c) making all adjustments which are in the opinion of the Board, necessary or appropriate to take account of:

            (1) a change in the amount paid up on the Company's share capital or the amount standing to the credit or debit of the Group's consolidated reserves arising out of the allotment of shares (for this purpose if a proposed allotment of shares for cash has been underwritten, those shares shall be deemed to have been allotted and the amount, including any premium, of the subscription monies payable in respect of those shares by the date six months following allotment shall be deemed to have been paid up to the extent underwritten on the date on which the issue of those shares was underwritten or, if the underwriting was conditional, the date on which it became unconditional); and

            (2) other changes in circumstances since the date of the consolidated balance sheet; and

 (d)   excluding (so far as not already excluded):

            (1) amounts attributable to such issued equity capital of any subsidiary undertaking as is not attributable, directly or indirectly, to the Company;

            (2) any sum set aside for taxation (other than deferred taxation);

 (e) adding back the amount of goodwill that would have remained on the consolidated balance sheet (as adjusted) if all goodwill arising on acquisitions of Group Undertakings since the date of incorporation of the Company which has been written off against reserves had been carried on the balance sheet as an asset;

 (ii) "MONIES BORROWED" means all monies borrowed by Group Undertakings including, without limitation:

 (a) any amount raised by acceptance under an acceptance credit facility (other than acceptances relating to the purchase of goods or services in the ordinary course of trading and outstanding for six months or less);

 (b)   any amount raised under a note purchase facility;

 (c) the amount of any liability in respect of a lease or hire purchase contract which would, in accordance with generally accepted accounting standards in the United Kingdom, be treated as a finance or capital lease; and

 (d) any amount raised under another transaction (including, without limitation, a forward sale or purchase agreement) having the commercial effect of a borrowing;

           but excluding:

 (e)   borrowings by one Group Undertaking from another;

 (f) borrowings for the purpose of, and applied within six months of being made in, repaying the whole or part of borrowings that constitute Monies Borrowed, pending their application for such purpose within such period;

           and, in calculating Monies Borrowed, there shall be deducted:

 (g)   an amount equal to the aggregate of:

            (1) all cash in hand and cash deposits repayable on demand with any bank or financial institution (not itself a Group Undertaking); and

            (2) investments which are readily convertible into known amounts of cash with notice of 48 hours or less,

            in each case beneficially owned, directly or indirectly, by a Group Undertaking and whether denominated in sterling or in a currency other than sterling; and

 (iii) references to a "CONSOLIDATED BALANCE SHEET" or "CONSOLIDATED PROFIT AND LOSS ACCOUNT" are references the Group's latest published audited consolidated balance sheet and profit and loss account or, if the Company has no subsidiary undertakings, the Company's latest published audited balance sheet and profit and loss account.

 (D) To calculate the amount of Monies Borrowed on a particular day, monies denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent under sub-paragraphs (i) and (iii) of paragraph (B) of this Article, and monies denominated or repayable in a currency other than United States dollars shall be converted for the purpose of calculating the United States dollar equivalent under sub-paragraph (ii) of paragraph (B) of this Article, either:

 (i) at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangements taken out or entered into to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those monies (a "HEDGING AGREEMENT"); or

 (ii) if those monies were borrowed on or before the date of the consolidated balance sheet and repayment of those monies has not been covered by a hedging agreement, at the more favourable to the Company of:

 (a) the rate of exchange used for the conversion of that currency in the consolidated balance sheet; or

 (b) the middle-market rate of exchange quoted by a clearing bank specified by the Board at the close of business in London on the business day immediately preceding the day on which the calculation is made; or

 (iii) if those monies were borrowed after the date of the consolidated balance sheet and repayment of those monies has not been covered by a hedging agreement, at the more favourable to the Company of:

 (a) the middle-market rate of exchange quoted by a clearing bank specified by the Board at the close of business in London on the date of the consolidated balance sheet; or

 (b) the middle-market rate of exchange quoted by a clearing bank specified by the Board at the close of business in London on the business day immediately preceding the day on which the calculation is made.

 (E) The Auditors' written confirmation for the purpose of this Article as to the amount of the Adjusted Capital and Reserves or the aggregate amount of Monies Borrowed shall be conclusive and binding on all concerned. The Board may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves or the aggregate amount of Monies Borrowed without having requested or obtained such written confirmation from the Auditors. If in consequence the limit on Monies Borrowed set out in this Article is inadvertently exceeded, the amount of Monies Borrowed equal to the excess may be disregarded for 90 days after the date on which by reason of a determination of the Auditors or otherwise the Board became aware that this situation has or may have arisen.

 (F) No debt incurred or security given in respect of Monies Borrowed in excess of the limit imposed by this Article shall be invalid or ineffectual, except where express notice that the limit has been or will be exceeded has been given to the leader or recipient of the security at the time when the debt is incurred or security given. No lender or other person dealing with the Company shall be concerned to see or enquire whether such limit is observed.


               DIRECTORS' REMUNERATION, EXPENSES AND BENEFITS

 93.   Fees

       The Company shall pay to the Directors (but not alternate Directors) for their services as Directors such amount of aggregate fees as the Board decides (not exceeding pound sterling250,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

 94.   Expenses

       A Director may also be paid all travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

 95.   Remuneration of executive Directors

       The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board, and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles.

 96.   Special remuneration

       A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairman or vice-chairman of the Board, services as a member of any Board committee and services which the Board considers to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Board may decide.

 97.   Pensions and other benefits

       The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director or a director of a company which is or was a Group Undertaking, a company which is or was allied to or associated with the Company or with a Group Undertaking or a predecessor in business of the Company or of a Group Undertaking (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.


                           DIRECTORS' PROCEEDINGS

 98.   Board meetings

       Subject to these Articles, the Board may regulate its proceedings as it thinks fit.

 99.   Notice of Board meetings

       A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to his last known address within the United Kingdom or any other address within the United Kingdom given to the Company by him for such purpose. It shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom unless the Director has notified the Company in writing of an address in the United Kingdom at which notice of such meetings is to be given to him when he is absent from the United Kingdom. A Director may waive the requirement that notice of any Board meeting be given to him, either prospectively or retrospectively.

 100.  Quorum

       No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be two. An alternate Director who is not himself a Director shall, if his appointor is not present, be counted in the quorum. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

 101.  Board chairman

       The Board may appoint any Director to be, and may remove, a chairman and a vice-chairman of the Board. The chairman or, in his absence, the vice-chairman, shall preside at all Board meetings. If there is no chairman or vice-chairman, or if at a Board meeting neither the chairman nor the vice-chairman is present within five minutes after the time appointed for the meeting, or if neither of them is willing to act as chairman, the Directors present may choose any Director present to be chairman of the meeting.

 102.  Voting

       Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

 103.  Telephone participation

       A Director or his alternate Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board although fewer than two Directors are physically present at the same place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

 104.  Written resolutions

 (A) A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and in number not being less than a quorum, or by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and in number not being less than a quorum of such committee, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

 (B)   Such a resolution:

 (i) may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by facsimile transmission;

 (ii) need not be signed by an alternate Director if it is signed by his appointor;

 (iii) if signed by an alternate Director, need not also be signed by his appointor; and

 (iv) to be effective, need not be signed by a Director who is prohibited by these Articles from voting on it, or by his alternate.

 105.  Committee proceedings

       Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

 106.  Minutes

 (A)   The Board shall cause minutes to be made of:

 (i) all appointments of officers and committees made by the Board and of any such officer's remuneration; and

 (ii) the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

 (B) Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

 107.  Validity of proceedings

       All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, alternate Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, alternate Director or committee member and entitled to vote.


                           INTERESTS OF DIRECTORS

 108.  Permitted interests

 (A) Subject to the Act and compliance with the next Article, a Director, notwithstanding his office:

 (i) may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in connection with his tenure of any office or place of profit or as vendor, purchaser or otherwise;

 (ii) may hold any other office or place of profit under the Company (except that of auditor) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

 (iii) may be a director or other officer of, or employed by, or a party to any contract, arrangement, transaction or proposal with or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

 (iv) shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal,

       and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

 109.  Disclosure of interests to Board

       A Director who, to his knowledge, is in any way (directly or indirectly) interested in any contract or arrangement or any other proposal with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article:

 (i) a general notice given to the Board by a Director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, arrangement or proposal of the nature and extent so specified; and

 (ii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as his interest.

 110.  Interested Director not to vote or count for quorum

       A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract or arrangement or any other proposal to which the Company is or is to be a party and in which he has an interest which is to his knowledge a material interest (otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company), other than a resolution:

 (i) relating to the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of a Group Undertaking;

 (ii) relating to the giving of any security, guarantee or indemnity in respect of a debt or obligation of a Group Undertaking for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

 (iii) relating to, or in the context of, an offer of securities by a Group Undertaking in which he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

 (iv) relating to another company in which he does not have to his knowledge an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of either any class of the equity share capital, or the voting rights in, such company;

 (v) relating to an arrangement for the benefit of employees of any Group Undertaking which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

 (vi) concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

 111.  Director's interest in own appointment

       A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying or recommending the terms of his appointment or its termination) as a holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying or recommending the terms of appointment or the termination thereof) of two or more Directors to offices or places of profits with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

 112.  Conclusive rulings on Directors' interests

 (A) If any question arises at any meeting as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than the chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of the meeting. The chairman's ruling in relation to such Director shall be conclusive and binding on all concerned.

 (B) If any question arises at any meeting as to the materiality of the interest of the chairman of the meeting or as to his entitlement to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by a resolution of the Directors or committee members present at the meeting (excluding the chairman), whose majority vote shall be conclusive and binding on all concerned.

 113.  Connected persons

       For the purposes of the provisions of these Articles concerning a Director's interests in relation to the Company, the interest of a person who is for the purposes of the Act connected (within the meaning of section 346 of the Act) with a Director shall be (if known by the Director to be an interest of any such connected person) treated as the interest of the Director and, in relation to an alternate Director, the interest of his appointor shall be treated as the interest of the alternate Director in addition to an interest which the alternate Director otherwise has. This Article applies to an alternate Director as if he were a Director.

 114. Suspension or relaxation of provisions concerning Directors' interests

       Subject to the Act, the Company may by ordinary resolution suspend, vary or relax any provision in these Articles concerning a Director's interests in relation to the Company, either generally or in respect of any particular matter, or ratify any contract, arrangement or other proposal not authorised by reason of a contravention of any such provision.


                                 SECRETARY

 115.  Secretary

 (A) Subject to the Act, the Board shall appoint a Secretary and may appoint one or more persons to be a joint, deputy or assistant Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his place.

 (B) Any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.


                     SEALS AND DOCUMENT AUTHENTICATION

 116.  Application of Seal

 (A) Any Seal may be used only by the authority of the Board or of a committee of the Board. The Board may decide who is to sign an instrument to which the Seal is to be affixed either generally or in relation to a particular instrument or type of instrument. The Board may decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the Board:

 (i) share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

 (ii) every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary or a second Director.

 (B) Every share certificate or share warrant shall be issued either under the Seal (which may be affixed to it or printed on by mechanical or other means) or in such other manner as the Board, having regard to the terms of issue, the Act and the regulations of the London Stock Exchange, may authorise. All references in these Articles to the Seal shall be construed in relation to share certificates and share warrants accordingly.

 117.  Official seal for use abroad

       The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and those powers shall be vested in the Board.

 118.  Directors or Secretary to authenticate or certify

       A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including the memorandum of association and these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.


                        DIVIDENDS AND OTHER PAYMENTS

 119.  Declaration

       Subject to the Act and these Articles, the Company may by ordinary resolution declare a dividend to be paid to members according to their respective rights and interests in the profits of the Company. No such dividend shall exceed the amount recommended by the Board.

 120.  Interim dividends

       Subject to the Act, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrear. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares ranking after those with preferential rights.

 121.  Entitlement to dividends

       Except as otherwise provided by these Articles or the rights attached to shares:

 (i) a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid;

 (ii) dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and

 (iii) a dividend may be paid in any currency decided by the Board.

 122.  Payment methods

 (A) The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated share) through the Uncertificated System. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

 (B)   The Company may send a cheque, warrant or money order by post:

 (i)   in the case of a sole holder, to his registered address;

 (ii) in the case of joint holders, to the registered address of the person whose name stands first in the Register of Members;

 (iii) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 139 (notice to persons entitled by transmission); or

 (iv) in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

 (C) Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer or through the Uncertificated System, the Company shall not be responsible for amounts lost or delayed in the course of transfer. If payment is made by or on behalf of the Company through the Uncertificated System the Company shall not be responsible for any default in accounting for such payment to the member or other person entitled to such payment by a bank or other financial intermediary of which the member or other person is a customer for settlement purposes in connection with the Uncertificated System.

 (D)   The Board may:

 (i) lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

 (ii) allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

 (iii) lay down procedures to enable any such holder to make, vary or revoke any such election.

 (E) The Company may make, or procure the making of, any payment in respect of a member's uncertificated shares through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the member in a form satisfactory to the Board. The making of such payment in accordance with such authority shall be a good discharge to the Company.

 (F) The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his entitlement that the Board may reasonably require.

 123.  Deductions

       The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to any shares.

 124.  Interest

       No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

 125.  Unclaimed dividends

       All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

 126.  Uncashed dividends

       If, in respect of a dividend or other amount payable in respect of a share:

 (i) a cheque, warrant or money order is returned undelivered or left uncashed; or

 (ii) a transfer made by a bank or other funds transfer system is not accepted,

       on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he notifies the Company of an address or account to be used for such purpose.

 127.  Dividends in kind

       A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other company). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

 (i)   issue fractional certificates or ignore fractions;

 (ii) fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the footing of the value so fixed in order to adjust the rights of members; and

 (iii) vest any assets in trustees on trust for the persons entitled to the dividend.

 128.  Scrip dividends

 (A) The Board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution, subject to the Act and to the provisions of this Article.

 (B) An ordinary resolution under paragraph (A) of this Article may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

 (C) The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible (without rounding up fractions) equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose, "RELEVANT VALUE" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on the London Stock Exchange as derived from the London Stock Exchange Daily Official List for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A written confirmation or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

 (D) The Board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article (whether before or after the passing or the ordinary resolution referred to in paragraph (A) of this Article), including (without limitation):

 (i) the giving of notice to holders of the right of election offered to them;

 (ii) the provision of forms of election (whether in respect of a particular dividend or dividends generally);

 (iii) determination of the procedure for making and revoking elections;

 (iv) the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

 (v) the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned); and

 (vi) the exclusion from any offer of any holders of Ordinary Shares where the Board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

 (E) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which a valid election has been made ("THE ELECTED ORDINARY SHARES"). Instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined under this Article. For such purpose, the Board may capitalise out of any amount for the time being standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis.

 (F) The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date.

 (G)   The Board may:

 (i) do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned;

 (ii) establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder of such shares; and

 (iii) terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

 129.  Reserves

       The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board's discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also carry forward any profits without placing them to reserve.

 130.  Capitalisation of profits and reserves

       The Board may, with the authority of an ordinary resolution:

 (i) subject to this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

 (ii) appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as the Board may direct, in those proportions, or partly in one way and partly in the other, but so that the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

 (iii) resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that such partly paid shares rank for dividend;

 (iv) make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit thereof to the Company rather than to the holders concerned) or by payment in cash or otherwise as the Board may determine in the case of shares or debentures becoming distributable in fractions;

 (v) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

 (a) the allotment to them respectively, credited as fully paid, of any further shares to which they are entitled upon such capitalisation; or

 (b) the payment up by the Company on behalf of such holders by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and so that any such agreement shall be binding on all such members; and

 (vi) generally do all acts and things required to give effect to such resolution.


                                RECORD DATES

 131.  Board to fix date

       Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Act, the Company or the Board may fix any date ("THE RECORD DATE") as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. A record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) after any date on which such item is recommended, resolved, declared or announced.


                                  ACCOUNTS

 132.  Access to accounting records

       No member (other than an officer of the Company) shall have any right of inspecting any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the court, by the Board or by an ordinary resolution.

 133.  Distribution of annual accounts

 (A) In respect of each financial year, a copy of the Company's annual accounts, Directors' report and Auditors' report on those accounts shall be sent by post or delivered to every member, every holder of debentures, and every other person who is entitled to receive notices of general meetings, in each case not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act. This Article does not require copies of such documents to be sent or delivered to a person who is not entitled to receive notices of general meetings and of whose address the Company is unaware or to more than one of the joint holders of shares or debentures.

 (B) Where permitted in accordance with the Act, the Company may send a summary financial statement to any member instead of or in addition to the documents referred to in paragraph (A) of this Article.


                                  NOTICES

 134.  Notices to be in writing

       Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that a notice calling a meeting of the Board need not be in writing.

 135. Service on members

 (A) A notice or other document may be given by the Company to any member either personally or by sending it by post in a pre-paid envelope addressed to such member at his registered address or by leaving it at that address or by any other means authorised in writing by the member concerned. Any such notice or document to be given to a member registered on an overseas branch register may be posted either from the United Kingdom or in the territory in which such branch register is maintained.

 (B) In the case of joint holders of a share, all notices and documents shall be given to the person whose name stands first in the Register of Members in respect of that share. Notice so given shall be sufficient notice to all the joint holders.

 (C) If a member (or, in the case of joint holders, the person first named in the Register of Members) has a registered address outside the United Kingdom but has given to the Company an address in the United Kingdom at which notices may be given to him or has an address which is registered on an overseas branch register, he shall be entitled to have notices given to him at that address. Otherwise no such member (including any such joint holder) shall be entitled to receive any notice or other document from the Company.

 (D) Any notice to be given to a member may be given by reference to the Register of Members as it stands at any time within the period of 21 days before the notice is given or (where applicable) any other period in accordance with the requirements of the London Stock Exchange. No change in the Register of Members after that time shall invalidate the giving of such notice.

 (E) If on three consecutive occasions notices or other documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices.

 136.  Notices by advertisement

 (A) If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, any such meeting may be convened by notice advertised once in at least one national newspaper. The Company shall send a copy of the notice to members by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

 (B) Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement in at least one national newspaper.

 137.  Evidence of giving notice

 (A) A notice or other document addressed to a member at his registered address or address for giving notice in the United Kingdom shall be, if sent by post, deemed to have been given within 24 hours of posting if pre-paid as first class post and within 48 hours of posting if pre-paid as second class post. In proving that notice has been given it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

 (B) A notice or document not sent by post but left at a registered address or address for giving notice in the United Kingdom shall be deemed to be given on the day it is left.

 (C) Any notice given by advertisement in accordance with this Article shall be deemed to have been served at noon on the day on which the advertisement first appears.

 (D) A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received due notice of such meeting and, where required, of the purposes for which it was called.

 138.  Notice binding on transferees

 A person who becomes entitled to a share by transfer, transmission or otherwise shall be bound by any notice in respect of that share (other than a notice given by the Company under section 212 of the Act) which, before his name is entered in the Register of Members, has been given to the person from whom he derives his title.

 139.  Notice to persons entitled by transmission

       A notice or other document may be given by the Company to a person entitled by transmission to a share in consequence of the death or bankruptcy of a member or otherwise by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar or equivalent description, at the address, if any, in the United Kingdom supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the event giving rise to the transmission had not occurred. The giving of notice in accordance with this Article shall be sufficient notice to all other persons interested in the share.


                            DOCUMENT DESTRUCTION

 140.  Document destruction

 (A)   The Company may destroy:

 (i) any share certificate or other evidence of title to shares which has been cancelled at any time after one year from the date of such cancellation;

 (ii) any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any notification of change of name or address at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

 (iii) any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered at any time after six years from the date of registration; and

 (iv) any other document on the basis of which an entry in the Register is made at any time after six years from the date an entry in the Register was first made in respect of it,

       and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

 (B) It shall be conclusively presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of a document destroyed in accordance with this Article was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company, provided that:

 (i) this Article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant;

 (ii) nothing in this Article imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article; and

 (iii) references in this Article to the destruction of any document include references to the disposal of it in any manner.


                                 WINDING UP

 141.  Division of assets

 (A) On a winding up of the Company, the Company's assets available for distribution shall be divided among the members in proportion to the nominal amounts of capital paid up or credited as paid up on the shares held by them, subject to the terms of issue of or rights attached to any shares.

 (B) On a winding up of the Company (whether voluntary, under supervision or by the Court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of such valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.


                                 INDEMNITY

 142.  Right to indemnity

       Subject to the Act, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company (excluding the Auditor) shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation to such duties, including (without limitation) any liability incurred in defending any proceedings (whether civil or criminal) which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by any court of competent jurisdiction or which are otherwise disposed of without any finding or admission of any material breach of duty on his part.

 143.  Power to insure

       Subject to the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of any company which is a Group Undertaking or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any such company is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.